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MORGAN STANLEY INVESTMENT MANAGEMENT INC. FUNDS*
Rule 10f-3 Transactions
(Purchase of Securities by Portfolio From an Underwriting
Syndicate in which an Affiliate is a Member) (1)
1-Oct 2003 to March 31, 2004


                	 TRADE PRICE	SHARES/PAR PURCHASED AMOUNT OF 	%
UNDERWRITING PORTFOLIO(s) DATE PER 	AMOUNT	   FROM	     OFFER	UW
			       SHARE(2) (000) 		     (000)

Huntington     MSIFT				Credit
National       Limited				Suisse
Bank, due      Duration				First
2.75% 10/16/06         10/3/2003 99.83	300	Boston	   $300,000   0.10%

Eastman
Kodak Co.,
due 7.25%
11/15/13  MSIFT
	  Balanced     10/7/2003 99.88	60	Citigroup  $500,000    0.01%

	  MSIFT
	  CorePlus
	  Fixed Income 10/7/2003 99.88	1,965	Citigroup	       0.39%
				        2,025			       0.41%

Telecom
Italia
Capital,  MSIFT
due 4.00% Limited
11/15/08  Duration     10/22/2003 99.95	640	Citigroup  $1,000,000  0.06%

Carter's
Inc.	MSIFT
	Mid Cap
	Growth	       10/23/2003 19	8.3	Goldman Sachs $118,750 0.13%

	MSIFT
	Balanced       10/23/2003 19	0.2	Goldman Sachs	       0.00%
				        8.5			       0.13%

Overnight
Corp.	MSIFT 				      Credit Suisse
	Balanced       10/30/2003 19    1    First Boston    $475,000 0.00%

	MSIFT
	Mid Cap				      Credit Suisse
	Growth	       10/30/2003 19  34.8    First Boston	        0.14%

	MSIFT U.S.
	Small Cap			       Cedit Suisse
	Value	       10/30/2003 19  17.7     First Boston		0.07%
				      53.5			        0.21%

ICI Wilmington,
Inc., due 4.375%
12/01/08 MSIFT
	 Balanced      11/18/2003 99.7    65     Citigroup   5,000,     0.00%

	 MSIFT
	 Core Plus
	 Fixed Income  11/18/2003 99.7 1,985	Citigroup		0.04%

	 MSIFT
	 Intermediate
	 Duration      11/18/2003 99.7    90	Citigroup		0.00%

	 MSIFT
	 Investment
	 Grade Fixed
	 Income	       11/18/2003 99.7   400	Citigroup		0.01%

	 MSIFT
	 Limited
	 Duration      11/18/2003 99.7	 490	Citigroup		0.01%

	 MSIFT U.S.
	 Core Fixed
	 Income	       11/18/2003 99.7	 235	Citigroup		0.01%
				       3,265			        0.07%

Hutchison
Whampoa
Int'l, Ltd.,
due 5.45%
11/24/10 MSIFT Core
	 Plus Fixed
	 Income	       11/19/2003 99.74	1,795	 HSBC	 $1,500,000	0.12%

	 MSIFT
	 Intermediate
	 Duration      11/19/2003 99.74	  100 	 HSBC		        0.01%

	 MSIFT
	 Investment
	 Grade Fixed
	 Income	       11/19/2003 99.74	  400    HSBC		        0.03%
				        2,295			        0.15%

Household
Finance Corp.,
due 4.125%,
12/15/08 MSIFT
	 Balanced       12/3/2003 99.71	   25	HSBC	 $1,500,000     0.00%

	 MSIFT
	 Intermediate
	 Duration	12/3/2003 99.71	   90	HSBC		        0.01%

	 MSIFT
	 Investment
	 Grade Fixed
	 Income	        12/3/2003 99.71	  450   HSBC		        0.03%

	 MSIFT Limited
	 Duration	12/3/2003 99.71	  615	HSBC		        0.04%

	 MSIFT U.S.
	 Core Fixed
	 Income	        12/3/2003 99.71	  265	HSBC		        0.02%
				        1,445			        0.10%

International
Paper Co.,
due 4.25%
01/15/09 MSIFT
	 Balanced	12/10/2003 99.84    90  Deutsche Bank$500,000   0.02%

	 MSIFT Core
	 Plus Fixed
	 Income	        12/10/2003 99.84 2,260	Deutsche Bank		0.45%

	 MSIFT
	 Intermediate
	 Duration	12/10/2003 99.84   120	Deutsche Bank		0.02%

	 MSIFT
	 Investment
	 Grade Fixed
	 Income	        12/10/2003 99.84   570	Deutsche Bank		0.11%

	 MSIFT U.S.
	 Core Fixed
	 Income	        12/10/2003 99.84   330	Deutsche Bank		0.07%
				         3,370			        0.67%

Kraton
Polymers
LLC/CAP,
due 8.125%
01/15/14 MSIFT
	 High Yield     12/11/2003 100.00  335	Goldman Sachs $200,000	0.17%

Nelnet,
Inc.	 MSIFT U.S.
	 Mid Cap Value	12/11/2003     21  50.8	JP Morgan     $8,000	0.64%


Elizabeth
Arden, Inc.,
due 7.75%
01/15/14 MSIFT 					Credit Suisse
	 High Yield	1/8/2004	100 260	First Boston  $225,000	0.12%

Primus
Telecom
Group,
due 8.00%
01/15/14 MSIFT High 				 Lehman
	 Yield		1/13/2004	100  900 Brothers      $240,000  0.38%

Wachovia
Corporation,
due 3.625%
02/17/09 MSIFT
	 Intermediate				 Wachovia
	 Duration	2/3/2004	99.77 60 Corporation $1,250,000	  0.00%

	 MSIFT
	 Limited				  Wachovia
	 Duration	2/3/2004	99.77 960 Corporation		  0.08%
				            1,020         	          0.08%

Assurant,
Inc.	MSIFT
	Value		2/4/2004	22   154.4 Merrill Lynch $80,000  0.19%

Rouse Company
	MSIFT
	Intermediate
	Duration	3/10/2004	99.69   75 JP Morgan $400,000      0.02%

	MSIFT
	Balanced	3/10/2004	99.69	45 JP Morgan               0.01%

	MSIFT
	Core Plus
	Fixed Income 	3/10/2004	99.69 1,480 JP Morgan		   0.37%

	MSIFT
	Investment
	Grade Fixed
	Income		3/10/2004	99.69   335 JP Morgan		    0.08%

	MSIFT
	Limited
	Duration 	3/10/2004	99.69	535 JP Morgan		    0.13%

	MSIFT
	U.S. Core
	Fixed Income	3/10/2004	99.69	 95 JP Morgan		    0.24%
					      2,565			    0.86%



(1) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures.
(2) All prices in U.S. Dollar unless otherwise noted
*Morgan Stanley Institutional Fund Trust ("MSIFT")